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                       PARTNERSHIP INTEREST CERTIFICATE


Certificate No. ____             Number of General Partner Units: __________


                     BRADLEY OPERATING LIMITED PARTNERSHIP
                        A Delaware Limited Partnership

This certifies that Bradley Real Estate, Inc. is the registered holder of ________________ General Partner Units representing partnership interests in Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"). The partnership interests of said General Partner may be transferred only in accordance with Article 12 of the Second Restated Agreement of Limited Partnership (the "Partnership Agreement"). This certificate and the partnership interests represented hereby are issued and shall be held subject to all of the provisions of the Partnership Agreement, as from time to time amended (copies of which are on file at the principal office of the Partnership), to all of which the holder by acceptance hereof assents.

     IN WITNESS WHEREOF, Bradley Real Estate, Inc., as general partner of the Partnership, has caused this Certificate to be signed by its duly authorized officers as of this _______ day of December, 1997.


_____________________________________     _____________________________________
Thomas P. D'Arcy                          Irving E. Lingo, Jr.
President and Chief Executive Officer     Treasurer and Chief Financial Officer

           (Subject to Certain Restrictions on Transfer Noted on the
                         Reverse of this Certificate.)
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     THE UNITS OR OTHER PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN ARTICLE 12 OF THE BRADLEY OPERATING LIMITED PARTNERSHIP SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, DATED AS OF SEPTEMBER 2, 1997, AS AMENDED AND/OR AMENDED AND RESTATED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED FROM BRADLEY OPERATING LIMITED PARTNERSHIP WITHOUT CHARGE UPON REQUEST). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BE BOUND BY SUCH AGREEMENT.

     THE UNITS OR OTHER PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. SUCH UNITS OR OTHER PARTNERSHIP INTERESTS MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH UNITS OR OTHER PARTNERSHIP INTERESTS WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (2) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


     For Value Received, the undersigned hereby sells, assigns and transfers unto _________________________ General Partner Units represented by this Certificate and does hereby irrevocably constitute and appoint ________________ _____________________ attorney to transfer the said General Partner Units on the books of the Partnership with full power of substitution in the premises.

Dated______________, 19___



                                        ____________________________

In the presence of:


_____________________________